EXHIBIT 99.1

                          PETMED EXPRESS, INC.
                      QUARTER ENDED JUNE 30, 2006
                      CONFERENCE CALL TRANSCRIPT
                    JULY 24, 2006 AT 8:30 A.M. EDT

Coordinator:        Welcome to the PetMed Express Inc. doing business as
                    1-800-PetMeds conference call to review the financial results for the first quarter ended on July 30, 2006
                    (CORRECTION: June 30, 2006). At the request of the company, this conference call is being recorded.

                    Founded in 1996, 1-800-PetMeds is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses direct to the consumer. 1-800-PetMeds' markets its products through national television, on-line, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the internet and aim to increase the recognition of the 1-800-PetMeds' brands name. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time, I would like to turn the call over to the company's Chief Financial Officer, Mr. Bruce Rosenbloom. Sir, you may begin.

Bruce Rosenbloom:   Thank you. Good morning. I'd like to welcome
                    everyone here today. Before I turn the call over to Mendo
                    Akdag, our Chief Executive Officer and President, I'd like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session, which will be later in the call.

                    Also, certain information that will be included in this press conference, may include forward looking statements within the meaning of the Private Securities and Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results, or events, to be materially different from future results, performance, or achievements expressed, or implied, by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.

                    Now, let me introduce today's speaker, Mendo Akdag, the Chief Executive Officer and President of 1-800-PetMeds. Mendo.

Mendo Akdag:        Thank you Bruce. Welcome everyone. Today we'll review the
                    highlights of our financial results; we'll compare our first fiscal quarter ended on June 30, 2006 to last year's quarter ended on June 30, 2005. For the first fiscal quarter ended on June 30, 2006, sales were $50.7 million compared to sales of $43.6 million for the same period the prior year; an increase of 16%. The increase was primarily due to increased retail reorders offset by a decrease to wholesale sales. For the first fiscal quarter, net income was $4.8 million or $0.20 diluted per share compared to $3.5 million or $0.15 diluted per share for the same quarter last year; an increase to net income of 34%.

                    Retail reorder sales increased by 32% to $33.9 million for the quarter compared to reorder sales of $25.8 million for the same quarter the prior year. The increase shows our continued success in building a loyal customer base. Retail new orders slightly increased to $16.5 million for the quarter compared to $16.4 million for the same quarter the prior year. Wholesale sales were approximately $300,000 for the quarter compared to $1.4 million for the same quarter the prior year. The decrease was due to our decision to reduce wholesale sales to focus on retail business.


                        Exhibit 99.1 Page 1 - 7


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                    Excluding wholesale sales, the retail sales growth was
                    approximately 19% for the quarter, compared to 21% for the same quarter last year. We acquired approximately 207,000 new customers in our first fiscal quarter compared to 217,000 for the same period the prior year. Our average retail order was approximately $84 for the quarter, and approximately 59% of our sales were generated on our website for the quarter.

                    The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off seasons.


                    For the first fiscal quarter, our gross profit, as a percent of sales, was 39.7% compared to 38.6% for the same period a year ago. The percentage increase can mainly be attributed to decreases in wholesale sales, which have a lower gross profit margin, and lower than anticipated product costs.

                    Our general and administrative expenses as a percent of sales were 8.8% for both the first fiscal quarter and for the same quarter the prior year. The company adopted Financial Accounting Standard 123R during the quarter, resulting in approximately $223,000 of stock option compensation expense, which increased G&A as a percent of sales by 40 basis points for the quarter.

                    We spent $8.3 million in advertising for the quarter compared to $7.6 million for the same quarter the prior year; an increase of 10%. Advertising cost of acquiring a customer for the quarter was approximately $40 compared to $35 for the same quarter the prior year. The increase may be attributable to increased competition and a less favorable advertising environment in April.

                    Our working capital increased by $5.2 million to $40.2 million since March 31, 2006. The increase can mainly be attributed to cash flow generated from operations. We had $33.1 million in cash and $13.7 million in inventory with no debt as of June 30, 2006.

                    Net cash from operations for the quarter was $9.8 million compared to $8.0 million for the same period the prior year; an increase of $1.8 million. Capital expenditures for the quarter were approximately $205,000. This ends the financial review.

                    Operator we are ready to take questions.

Coordinator:        Thank you and at this time if you wish to ask a question,
                    please press Star 1 on your telephone touch pad. As a reminder, please report your first and last name for pronunciation purposes. If you wish to withdraw your question, please press Star 2.

                    Once again, Star 1 to ask a question, Star 2 to cancel, one moment while the questions register please.

                    Our first question comes from Kristine Koerber with JMP Securities.

(Kristine Koerber): Yeah, hi. Congratulations on a good quarter.

Mendo Akdag:        Thank you.

(Kristine Koerber): Can you discuss a little more on what you saw in terms of advertising during Q1. I mean, you talked about a less favorable advertising environment. Can you give us a little more color on that please?

Mendo Akdag:        Sure. TV advertising was tight in April. There was not as
                    much remnant space for us to advertise so we advertised less than what we wanted to, what we anticipated we could, May and June was fine.

(Kristine Koerber):  Any reason why in April there was less remnant space available?


                        Exhibit 99.1 Page 2 - 7

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Mendo Akdag:        It's supply and demand just like anything else so
                    inventory was tight. We buy remnant space so if somebody's offering more than what we are willing to pay, they will run - our clearance is not guaranteed since we buy remnant space.

(Kristine Koerber): Okay. And then flea, tick, and heartworm medication during the quarter, what percent of the business did that turn out to be?

Mendo Akdag:        We don't give that information, but it's the majority of
                    the business. I can tell you that it's more than 50%.

(Kristine Koerber): Okay.

Mendo Akdag:        But I'm not going to give you a specific number.

(Kristine Koerber): Okay. Thank you.

Coordinator:        Thank you. Our next question comes from Bill Lennan with
                    Wedbush Morgan.

Bill Lennan:        Hi. Thanks for taking my call. Also a couple questions on
                    advertising. When you referred to competition, I wonder if you could elaborate. Did you simply mean more people trying to buy remnant space or are you talking about specific competition within your vertical selling pet medication online, that type of competition?

                    Secondly, I know you don't give guidance, but can you give us some broad strokes on how to think about customer acquisition for the rest of the year. Do you see the April trends returning here in July or maybe in August or are we more in a May and June situation where the remnant environment is more favorable?

Mendo Akdag:        As far as increased competition is concerned, it's both.
                    Both increased competition in our industry in pet medications and also on the television competing with us to buy remnant space.

                    As far as going forward, elections are coming, but we're anticipating that the impact will be in local levels and not in national levels. So, we are not anticipating as much of an impact as we experienced during presidential elections two years ago. So, it's really difficult to tell how it's going to shape up.

Bill Lennan:        Okay. And then also on reorders, the number you had at
                    least beat our number very handily What do you think, how should we think about the mix of reorder versus new order for the entire year?

                    I guess I'm trying to get at, in our numbers the new customer revenue was down, and reorders were up. And when trying to figure out how to model out the rest of the year, do you see a return to a more historical mix of new versus reorder or should we expect more of the same from Q1?

Mendo Akdag:        As we grow the business, the reorders if you're
                    successful, which we work hard on reorders, are really the key for our success and profitability. If we have a loyal customer base and improve reorders, we can afford to pay more to acquire a customer. So as the business grows, the mix will be, the reorders should be higher.
                    That's what I would anticipate.

                    Having said that, depending on the advertising environment and the remnant space availability, from time to time, we'll be more aggressive to advertise. And we will also be more aggressive pricing wise to take advantage of the environment and to maximize gross profit dollars.

Bill Lennan:        Okay. Thanks.

Coordinator:        Thank you. Our next question comes from Anthony
                    Lebiedzinski with Sidoti and Company.


                        Exhibit 99.1 Page 3 - 7

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(Anthony Lebiedzinski): Good morning, couple of questions. Can you perhaps discuss what your current sales trends are now in the September quarter? And also what are you seeing currently in the cable TV ad market?

Mendo Akdag:        I'm not going to comment about the current quarter. As
                    you may know, we don't give guidance. As far as the television environment is concerned, so far it's similar to what we experienced in May and June. Having said that, it could change.

(Anthony Lebiedzinski): Okay. And have there been any recent changes to how you obtain products as far as, you know your sourcing? Is that still the same as far as getting that from wholesalers and distributors?

Mendo Akdag:        Yes. There has been no change in how we purchase.

(Anthony Lebiedzinski): Also, I had a question as far as usage of cash, you know, given that you're still, you know, generating lots of cash, and given where the current stock is, are you contemplating perhaps a share buy back or maybe you could just tell me what were your or how would you prioritize usage of cash?

Mendo Akdag:        Our board is considering all options. When and if the
                    board decides to take an action, we'll let the public know.

(Anthony Lebiedzinski): Okay. Thank you.

Mendo Akdag:        You're welcome.

Coordinator:        Thank you. Our next question comes from Rusty Hoss with
                    Roth Capital Partners.

(Rusty Hoss):       Good morning.

Mendo Akdag:        Good morning.

(Rusty Hoss):       Can you talk a little bit about the retail reorder sales
                    and then also how that relates or if it relates directly
                    to average order value   continuing to see nice increases
                    there. And I'm curious as to if there is a correlation between the two.

Mendo Akdag:        Yes there is. Reorders, average order size is slightly
                    higher than new orders as we've been focusing on reorders. We believe that's the key for success with personalized communication and health education content to build value for our customers and to increase loyalty and to differentiate our brand. And the numbers are showing that we had some success on that.

(Rusty Hoss):       Is that average order value - is there anything specific
                    within? In other words, can you charge a higher price on product or is it getting the customer to buy more than one product?

Mendo Akdag:        For our existing customers, we protect them from any
                    price increases, so their price is fixed. So, they may be paying a lesser price. Having said that, we have a variety of discount offers and promotions out there to attract new customers. In fact, what we charged during the quarter was approximately 11-12% less than our list prices. Plus we offer free priority shipping.

(Rusty Hoss):       Okay. Thank you.

Mendo Akdag:        You're welcome.

Coordinator:        Thank you. Our next question comes from Deepak
                    Polamarasetty with Avondale Partners.

(Frank Gristina):   Thanks, actually it's Frank Gristina from Avondale

Mendo Akdag:        Hi Frank.


                        Exhibit 99.1 Page 4 - 7

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(Frank Gristina):   Hi. Good morning. Congratulations on that bottom line.

Mendo Akdag:        Thank you.

(Frank Gristina):   I wanted to ask a couple questions on
                    advertising. We kind of touched on this, but what do you have in terms of ad split right now, Mendo. In terms of television versus print. We saw a lot of print advertising. And can that come into play if political advertising does make inventory tight?

Mendo Akdag:        Right now, still the majority is television, over 50%.
                    I'm not going to get into specific numbers, but over 50% is still television. We are anticipating that the political - the elections will impact locally, but not nationally. So, we're not anticipating a significant impact.

(Frank Gristina):   Okay. And then, the customer acquisition cost - I
                    know you're leery of paying too much for a customer. Did you find yourself pulling back on the marketing budget as the quarter progressed simply because $40 is, you know, significantly higher than a year ago?

Mendo Akdag:        With improved reorders we can afford to pay more to
                    acquire customers.

(Frank Gristina):   Okay.

Mendo Akdag:        So, $40 did not bother us.

(Frank Gristina):   So it was the clearance. There wasn't enough
                    inventory to - you didn't get clearance on some of the advertising you'd bought or?

Mendo Akdag:        Yes. We mainly had trouble in April. So April was not a
                    good month.

(Frank Gristina):   Okay. And then you mentioned lower product cost.
                    And I'm assuming since you're still using the same kind of supply channel, it must have been a function of mix?
                    Is that in terms of, part of the improving margins?

Mendo Akdag:        There was some change in the brand mix that we've been
                    selling, yes. And we did a little better job of purchasing.

(Frank Gristina):   Okay. Great. And then, last question. I guess in
                    terms of the new customers it was - the reorder was obviously much better than we thought, but the new order was a little bit less than we thought.

                    And I wanted to kind of get your thoughts on, obviously reorder ultimately is a higher margin customer, but should we not model a lot of growth in new order customers until, I guess, we get a change in strategy or, you know, slight year over year growth, what should we expect for kind of September? Because that's the second strongest quarter for new customers.

Mendo Akdag:        It's really difficult to tell for us how it's going to
                    shape up in the television environment for the rest of the quarter. And having said that, I can tell you that we'll be more aggressive pricing wise to attract new customers.

(Frank Gristina):   Okay. So, you currently sell for 10, 11% less
                    than list. Does that maybe mean just bringing it down, bringing list down 10, 11% to attract all the new customers?

Mendo Akdag:        We have various discount offers and promotions out there
                    to attract new customers. So the number that I gave you, 11, 12% was the actual numbers that we charged less than the list price during the current quarter.

(Frank Gristina):   Great. Thanks a lot, Mendo.

Mendo Akdag:        You're welcome.


                        Exhibit 99.1 Page 5 - 7

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Coordinator:        Thank you. Our next question comes from Jinal Sheth with
                    Mosaic Capital.

(Jinal Sheth):      Oh, hi. Actually- I got my question answered in terms
                    of the advertising cost per acquiring a customer. I just wanted to confirm that that is like $40 as compared to $35 after last quarter from last year, right?

Mendo Akdag:        That is correct. Yes.

(Jinal Sheth):      All right. Thanks a lot for that. (NEW VOICE) Just one
                    more question. About increased competition from online retailers, is it new entrants or these existing entrants becoming more price competitive as well?

Mendo Akdag:        Existing entrants and also veterinarians are being more
                    price competitive.

(NEW VOICE):        But there's no - you're not seeing new people coming into
                    the business though?

Mendo Akdag:        There is always new people coming into the business, into
                    the online business, but they're small players. We have not seen any large player entering.

(NEW VOICE):        Okay. Thank you very much.

Mendo Akdag:        You're welcome.

Coordinator:        Thank you. Our next question comes from (Steven Russell)
                    with Emerald Advisors.

(Steven Russell):   Congratulations on a good bottom line there.

Mendo Akdag:        Thank you.

(Steven Russell):   Maybe I missed it, did you give a sequential and
                    year over year decline for the wholesale business? Did you break out the percentage?

Mendo Akdag:        I didn't break out the percentage, but I gave the
                    numbers. It's for the June 30, 2006 quarter, it was $300,000 was wholesale, compared to $1.4 million for June
                    30, 2005 quarter.

(Steven Russell):   Okay. Can we expect to see that type of decline
continue?

Mendo Akdag:        Yes, you can.

(Steven Russell):   Okay. Terrific. And can you tell us a little bit
                    about how the new products have been doing? I know you've been testing some of the - your specialty dog food and things of that sort. Can you give us some insight there?

Mendo Akdag:        It is doing okay. The freight expense makes it not
                    economical for the consumer so it's really only for high-end customers, the food is. But we also focus on vitamins, nutritional supplements, and our own brand, private label products. We're doing a little better job than last year so it's slightly improving.

(Steven Russell):   Terrific. Thank you.

Mendo Akdag:        You're welcome.

Coordinator:        Thank you. Once again, if you wish to ask a question,
                    please press Star 1. To cancel is Star 2. One moment please.

                    At this time I shall note further questions. I would like to turn back over to today's host for any closing statements.


                        Exhibit 99.1 Page 6 - 7

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Mendo Akdag:        Thank you. We'll be focusing our efforts in three areas
                    to capitalize on the pet industry's growth trend. One, more aggressive pricing to maximize gross profit dollars; two, personalized communication and health education content to build value for our customers, to increase loyalty, and to differentiate our brand, and help our customers choose the right products for their pets' conditions; and three, optimizing our advertising media buys and creative.

                    This wraps up today's conference call. Thank you for joining us.

Coordinator:        Thank you. This concludes today's teleconference. Thank
                    you for your participation and have a great day. Please disconnect at this time. Thank you.


                        Exhibit 99.1 Page 7 - 7

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